Independent auditors' consent
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The board and shareholders
         AXP Income Series, Inc.:
         AXP Selective Fund

The board of trustees and unitholders Income Trust:
         Quality Income Portfolio


We consent to the use of our reports incorporated herein by reference and to the references to our Firm under the headings "Financial Highlights" in Part A and "Independent Auditors" in Part B of the Registration Statement.



/s/ KPMG LLP
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    KPMG LLP
    Minneapolis, Minnesota
    July 28, 2003